ADJUDICATED
ADJUDGED NOT CHARGEABLE WITH ANY DUTY
ASST. COLLECTOR

STAMP OFFICE 28.11.08 HONG KONG

Adjudication Fee Paid
印花稅署 $ ≈050 香港
Pending Adjudication

DECLARATION OF TRUST

THIS TRUST DEED is made on 27 NOVEMBER 2008 between **YU BANKS PO FUNG of ROOM 11-13, 14/F., BLOCK B, WAH SANG INDUSTRIAL BUILDING, 14-18 WONG CHUK YEUNG STREET, SHATIN, NEW TERRITORIES, HONG KONG.** (hereinafter called the "Trustee") of the one part AND

(Name of Beneficiary) : CHEN MIN 陳敏

Holder of (identification) : 350127196909260991 (CHINA ID)

of (address) : ROOM 302, NO. 5, DONG MEN JIE BEI DUAN, RONG CHENG ZHEN, FU QING, FUJIAN, CHINA.

(hereinafter called the "Beneficiary") of the other part.

WHEREAS the Beneficiary is the beneficial owner of the shares specified in the First Schedule hereto.

AND WHEREAS the Beneficiary has requested the Trustee to register the said shares in the Trustee's name.

AND WHEREAS the registration as aforesaid was made to the Trustee as a nominee of the Beneficiary and it was agreed that the Trustee should execute such declaration of trust as is hereinafter contained.

NOW THIS DEED WITNESSTH as follows :-

(1) The Trustee hereby declares that it holds the share(s) specified in the schedule hereto and all dividends and interest accrue upon the same or any of them upon trust for the Beneficiary and his successors in title and agrees to transfer pay and deal with the said share(s) and the dividends and interest payable in respect of the same in such manners as the Beneficiary shall from time to time direct in writing.

(2) The Trustee will at the request of the Beneficiary or its successors in title attend all meetings of shareholders or otherwise which it shall be entitled to attend all meetings of shareholders or otherwise which it shall be entitled to attend by virtue of being the registered proprietor of the said share(s) or any of them and will vote at every such meeting in such manner as the Beneficiary or its successors in title shall have previously directed in writing and in default of such direction at the discretion of the Trustee and further will if so required by the Beneficiary or its successors in title execute all proxies or other documents which shall be necessary or proper to enable the Beneficiary its personal representatives or assigns or its or their nominees to vote at any such meeting in the place of the Trustee.

(3) The Trustee shall upon request provide the Beneficiary or its successors in title with such information as may be available to the Trustee as a shareholder with regard to the operation of the company specified in the First Schedule hereto.

FIRST SCHEDULE

The Company	:	FRESH GENERATION OVERSEAS LIMITED
Company No.	:	1490087
Class of Share(s)	:	Ordinary
No. of Share(s)	:	50,000
Nominal Value per Share	:	US$1.00
Registered Address	:	PALM GROVE HOUSE, P.O.BOX 438, ROAD TOWN, TORTOLA, BRITISH VIRGIN ISLANDS.

Incorporated under the Laws of BVI.

IN WITNESS WHEREOF the parties hereto have now set their seals on the day and in the year before-mentioned.

Witness to the signature (s) of the Trustee -)

Witness's name and address :

The Trustee
YU BANKS PO FUNG

Witness to the signature (s) of the Beneficiary -)

Witness's name and address :

The Beneficiary
CHEN MIN
陳敏

Instrument of Transfer
FRESH GENERATION OVERSEAS LIMITED

I/We, **YU BANKS PO FUNG** (the Nominee) do hereby transfer to following Transferee (the Beneficial Owner) the 50,000 share(s) numbered _______ standing in our name in the register of the captioned Company by reason of our company held the said share(s) upon trust on (date) __________________ for the transferee (the Beneficial Owner).

I/We, **YU BANKS PO FUNG** (the Nominee, the transferor) as requested by the Beneficial Owner hereby transfer back the said share(s) to the undersigned transferee.

Date : ____________________

Transferor : YU BANKS PO FUNG
Holder of : JX025668 (CANADA PASSPORT)
Address : ROOM 11-13, 14/F., BLOCK B, WAH SANG INDUSTRIAL BUILDING, 14-18 WONG CHUK YEUNG STREET, SHATIN, NEW TERRITORIES, HONG KONG.
Occupation : MERCHANT

Transferee : CHEN MIN 陳敏
Holder of : 350127196909260991 (CHINA ID)
Address : ROOM 302, NO. 5, DONG MEN JIE BEI DUAN, RONG CHENG ZHEN, FU QING, FUJIAN, CHINA.
Occupation : MERCHANT

In the presence of)
Signature of Witness ....)
of)
)
) Signature of Transferor
) YU BANKS PO FUNG

In the presence of)
Signature of Witness ....)
of)
) Signature of Transferee
) CHEN MIN
) 陳敏

FRESH GENERATION OVERSEAS LIMITED

PALM GROVE HOUSE, P.O.BOX 438, ROAD TOWN,
TORTOLA, BRITISH VIRGIN ISLANDS.

DATE: 27 NOVEMBER 2008

TO: IRD
Hong Kong

Please be informed the company has never commenced business since its incorporation.

Thank you very much.

Yours Faithfully,

Director
YU BANKS PO FUNG

HONG KONG 05 00390 STAMP DUTY PAID

SOLD NOTE

Name of Purchaser ***(Transferee):***	CHEN MIN 陳敏
Address:	ROOM 302, NO. 5, DONG MEN JIE BEI DUAN, RONG CHENG ZHEN, FU QING, FUJIAN, CHINA.
Occupation:	MERCHANT
Name of Company in which the shares to be transferred:	**FRESH GENERATION OVERSEAS LIMITED**
Number of Shares:	50,000 ordinary share(s)
Consideration Received:	US$50,000.00

STAMP DUTY HONG KONG 46 28.11.08 46

YU BANKS PO FUNG

(Transferor)

Hong Kong Dated 27 NOVEMBER 2008

BOUGHT NOTE

Name of Seller ***(Transferor):***	YU BANKS PO FUNG
Address:	ROOM 11-13, 14/F., BLOCK B, WAH SANG INDUSTRIAL BUILDING, 14-18 WONG CHUK YEUNG STREET, SHATIN, NEW TERRITORIES, HONG KONG.
Occupation :	MERCHANT
Name of Company in which the shares to be transferred :	**FRESH GENERATION OVERSEAS LIMITED**
Number of Shares :	50,000 ordinary share(s)
Consideration Paid :	US$50,000.00

CHEN MIN
陳敏
(Transferee)

Hong Kong Dated 27 NOVEMBER 2008

HONG KONG 05 00390 STAMP DUTY PAID

STAMP DUTY HONG KONG 48 28.11.08 48

FRESH GENERATION OVERSEAS LIMITED

TO WHOM IT MAY CONCERN

We, the undersigned hereby certify that:

1. We are the two shareholders of the company.

2. The Company has never commenced business since its incorporation.

3. The Company has not incurred any liability whatsoever.

4. The Company has never owns landed properties and no rights to acquire landed property or investments since its incorporation.

5. We shall jointly and severally assume all responsibility and liability for all debts of the Company, if any incurred on or before 27 NOVEMBER 2008.

6. No agreement for Sale and Purchase was made between the Vendors and the Purchasers in respect of the transfer of the two Shareholders' Shares on or before 27 NOVEMBER 2008.

Name : YU BANKS PO FUNG

Address : ROOM 11-13, 14/F., BLOCK B, WAH SANG INDUSTRIAL BUILDING, 14-18 WONG CHUK YEUNG STREET, SHATIN, NEW TERRITORIES, HONG KONG.

Name : CHEN MIN
陳敏

Address : ROOM 302, NO. 5, DONG MEN JIE BEI DUAN, RONG CHENG ZHEN, FU QING, FUJIAN, CHINA.

信託股份聲明

有關公司 : FRESH GENERATION OVERSEAS LIMITED

公司註冊號碼 : 1490087

本人，下列身份證明文件的持有人，現聲明如下：–

(1) 本人在 27-11-2008 委任 **YU BANKS PO FUNG** 下稱 (代理人) 代持有上述公司的 50,000 股之股份。

(2) 所有上述公司所得到或損失的利益均與 (代理人) 無涉。

(3) 所有一切有關 (代理人) 所做或簽署的文件均由本人所指示及安排，並絕對與 (代理人) 無涉。

(4) 本人將負所有相關上述公司之一切業務上，債務上及法律之責任，並絕對與 (代理人) 無涉。

(5) 本人的聯絡地址及電話如下：–

地　址 : ROOM 302, NO. 5, DONG MEN JIE BEI DUAN, RONG CHENG ZHEN, FU QING, FUJIAN, CHINA.

電　話 : ______________________

委託人簽署 : [signature]

委託人姓名 : CHEN MIN 陳敏

身份証號碼 : 350127196909260991 (CHINA ID)

日　期 : 27 NOVEMBER 2008